UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2026

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2026 Annual Meeting of Stockholders which was held on May 20, 2026.

(b)           The following nominees for the office of director were elected for terms expiring at the 2027 Annual Meeting of Stockholders, by the following votes:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Robert B. Carter	93,821,069	205,166	173,510	9,135,906
James E. Davis	88,799,800	5,237,756	162,189	9,135,906
Luis A. Diaz, Jr., M.D.	93,909,369	110,114	180,262	9,135,906
Tracey C. Doi	93,649,938	393,268	156,539	9,135,906
Vicky B. Gregg	83,814,387	10,232,574	152,784	9,135,906
Wright L. Lassiter, III	93,802,306	223,154	174,285	9,135,906
Timothy L. Main	88,302,767	5,614,920	282,058	9,135,906
Denise M. Morrison	89,808,461	4,176,407	214,877	9,135,906
Gary M. Pfeiffer	86,302,153	7,716,970	180,622	9,135,906
Timothy M. Ring	81,917,543	11,994,424	287,778	9,135,906
Timothy C. Wentworth	93,427,490	597,095	175,160	9,135,906

The advisory resolution to approve the executive officer compensation disclosed in the Company’s 2026 Proxy Statement was approved by the following votes:

FOR	AGAINST	ABSTAIN	NON-VOTES
86,869,738	7,152,448	177,559	9,135,906

The ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2026 was approved by the following votes:

FOR	AGAINST	ABSTAIN
97,340,034	5,809,995	185,622

The stockholder proposal regarding an independent board chairman was not approved by the following votes:

FOR	AGAINST	ABSTAIN	NON-VOTES
23,999,636	69,792,819	407,290	9,135,906

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2026

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sean D. Mersten
Sean D. Mersten
Vice President and Corporate Secretary

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